Exhibit 99.1
AURORA GOLD CORPORATION

NEWS RELEASE 02-2008

		Trading Symbols:
CUSIP No.:	051642106	NASD OTC BB: ARXG
WKN: (Germany)	904846	FRANKFURT: A4G.FSE, A4G.ETR
		BERLIN-BREMEN: A4G.BER

NEWS RELEASE

AURORA GOLD CORPORATION IS PLEASED TO ANNOUNCE THAT DRILLING WILL COMMENCE ON THE JOINT VENTURE SÃO JOÃO PROPERTY LOCATED IN THE TAPAJOS GOLD PROVINCE, PARÁ, BRAZIL

BALCATTA, AUSTRALIA – July 17, 2008 - Aurora Gold Corporation (the "Company," "Aurora Gold") (OTC BB:ARXG.OB - News) (Frankfurt:A4G.F - News) (XETRA:A4G.DE - News) (Berlin:A4G.BE - News), a mineral exploration company focusing on exploration and development of its properties in the Tapajos Gold Province, State of Pará, Brazil, is pleased to announce that the subsurface exploration of the São João project will begin in late July.

Aurora Gold and their Joint venture partner, Samba Minerals Limited (“Samba“) will begin drill testing the São João property in Northern Brazil in late July 2008.  Aurora Gold and Samba have entered into a joint venture on the São João property and adjoining Comandante Araras property. Samba has the right to earn up to 80% of the project by funding the project to feasibility.

Drilling of the São João property will follow up on previous work completed by Aurora Gold, which identified a series of at least 6 mineralised quartz veins.  The quartz veins have been traced on surface for combined lengths of several hundreds of meters.  The principal vein was initially sampled and resulted in 80m @ 31 g/t gold and will be included in the planned drill program.

Access to the site has been cleared and the exploration camp facilities are currently being updated to manage the next phase of exploration.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 4 exploration properties and 6 applications in the Tapajos Gold Province, State of Pará, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production.  Of course as you should note, proximity to an area having historical records of gold production provides no assurance that we will discover any commercial resources on our property. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos.  Aurora Gold’s stock trades under the symbol “ARXG“ on the OTC Bulletin Board in the United States, under the symbols “A4G.FSE“ and “A4G.ETR“ on the Frankfurt Exchange and “A4G.BER“ on the Berlin-Bremen Stock Exchanges in Germany.

ON BEHALF OF THE BOARD

“Lars Pearl“
Lars Pearl
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," “should,“ “could,“ “expects,“ "plans,"  "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected  activities  and expenditures as we pursue our business plan; the adequacy of  our  available  cash  resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us.  Forward-looking statements are not guarantees of future performance.  All of the forward-looking statements made in this press release are qualified by these cautionary statements.  Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please call Lars Pearl
Phone:	(+61) 8 9240-2836
Address:	30 Ledger Road, Balcatta, WA, 6021 Australia
Website:	http://www.aurora-gold.com